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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in McKesson Corporation, Inc. Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931,
333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226,
333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339,
333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954,
333-62870, 333-67378, 333-67380, and 333-84806 on Form S-8, Registration Nos.
333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985 and 333-66359 on
Form S-3 and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated May 17, 2002, except for paragraph nine of Note 19, as to which the date is June 7, 2002(which report refers to certain shareholder litigation as discussed in Financial Note 19 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of McKesson Corporation, Inc., for the year ended March 31, 2002.


DELOITTE & TOUCHE LLP
San Francisco, California
June 11, 2002